Exhibit 10.1
Execution Copy
AMENDMENT NO. 4
TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT
     This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 11 day of December, 2008, by and among NATIONAL DENTEX CORPORATION, a Massachusetts corporation (“Dentex”), its Subsidiaries listed on the signature page(s) hereof (together with Dentex, collectively the “Borrowers”), and BANK OF AMERICA, N.A. (the “Bank”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Loan Agreement (as defined below).
     WHEREAS, the Borrowers and the Bank are parties to that certain Second Amended and Restated Loan Agreement dated as of November 7, 2006, as amended by that certain Loan Modification Agreement dated as of March 29, 2007, that certain Amendment to Second Amended and Restated Loan Agreement dated as of October 24, 2007, that certain Amendment No. 2 to Second Amended and Restated Loan Agreement dated as of May 9, 2008, and that certain Consent and Amendment No. 3 to Second Amended and Restated Loan Agreement dated as of September 2, 2008 (collectively, as the same may be hereby and further amended and in effect from time to time, the “Loan Agreement”), pursuant to which the Bank has extended credit to the Borrowers on the terms set forth therein;
     WHEREAS, the Borrowers have requested the Bank to modify the Loan Agreement in certain respects and to extend the Revolving Line of Credit Termination Date;
     WHEREAS, the Bank is willing to modify the Loan Agreement and the Revolving Line of Credit Note by extending the Revolving Line of Credit Termination Date and in certain other respects as requested, on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1.     Amendment to Section 2(c)(i) of the Loan Agreement.     Section 2(c)(i) of the Loan Agreement is hereby amended by deleting the reference to “1/8 of 1%” in the first line thereof and replacing it with “1/2 of 1%”.
     2.     Amendment to Section 4(c) of the Loan Agreement.     Section 4(c) of the Loan Agreement is hereby amended by deleting the table set forth in such Section in its entirety and replacing it with the following:

“Ratio of Consolidated
Total Funded Debt to	Prime Rate	LIBOR Rate	Cost of Funds
Consolidated EBITDA	Loans	Loans	Rate Loans
Greater than or equal to 2.5:1.0	0%	3.50%	3.50%
Greater than or equal to 2.25:1.0 but less than 2.5:1.0	0%	3.25%	3.25%
Greater than or equal to 2.0:1.0 but less than 2.25:1.0	0%	3.00%	3.00%
Greater than or equal to 1.75:1.0 but less than 2.0:1.0	0%	2.75%	2.75%
Less than 1.75:1.0	0%	2.50%	2.50%	”

     3.     Amendment to Section 4(p) of the Loan Agreement.     Section 4(p) of the Loan Agreement is hereby amended by deleting the table set forth in such Section in its entirety and replacing it with the following:
     “(p)     The term “Fixed Charge Coverage Ratio” shall mean as of the end of any fiscal quarter of the Borrowers the ratio of (i) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending with such fiscal quarter, determined in accordance with GAAP, to (ii) the sum of (A) the aggregate amount of principal payments of Indebtedness of the Borrowers or any of their subsidiaries scheduled to have been made during such period plus (B) the aggregate amount of interest expense of the Borrowers or any of their subsidiaries for such period.”
     4.     Amendment to Section 4(dd) of the Loan Agreement.     Section 4(dd) of the Loan Agreement is hereby amended by deleting the reference to “November 7, 2009” in the second line thereof and replacing it with “November 7, 2011”.
     5.     Amendment to Section 4(kk) of the Loan Agreement.     Section 4(kk) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(kk) The term “Prime Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank as its “prime rate”, and (c) the LIBOR Lending Rate for an Interest Period of 1-month beginning on such day plus 100 basis points. The “prime rate” is a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.”

     6.     Amendment to Section 4 of the Loan Agreement.     Section 4 of the Loan Agreement is hereby amended by inserting the following new clause (rr) at the end thereof:
     “(rr) The term “Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Bank on such day on such transactions as determined by the Bank.”
     7.     Amendment to Section 6(u) of the Loan Agreement.     Section 6(u) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(u) Maximum Consolidated Total Funded Debt to Consolidated EBITDA. As of the end of any fiscal quarter, the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the date of such calculation (i) prior to and including March 30, 2009, shall not exceed 2.75:1.0; (ii) prior to and including June 30, 2009, shall not exceed 2.50:1.0; (iii) prior to and including September 30, 2009, shall not exceed 2.25:1.0; and (iv) thereafter shall not exceed 2.0:1.0.”
     8.     Amendment to Revolving Line of Credit Note.     The fifth paragraph of the Revolving Line of Credit Note is hereby amended by deleting the reference to “November 7, 2009” in the first line thereof and replacing it with “November 7, 2011”.
     9.     Effective Dates and Conditions to Effectiveness.     The amendments contained herein shall be effective as of the date hereof upon the receipt by the Bank of (i) a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers; (ii) a certificate, certified by a duly authorized officer of each Borrower to be true and complete as of the date hereof, (a) attaching a copy of records of all corporate action taken by such Borrower to authorize its execution and delivery of this Amendment, and the performance of all of its agreements and obligations hereunder, (b) certifying that its charter and bylaws have not been amended since last delivered to the Bank, and (c) certifying as to its good standing in its jurisdiction of incorporation or organization; and (iii) a fee in the amount of $125,000 in respect of the Bank’s modification of the credit facilities contained in the Loan Agreement and extension of the Revolving Line of Credit Termination Date, in each case as set forth herein.
     10.     Representations and Warranties.     Each of the Borrowers represents and warrants as follows:
     (a)     The execution and delivery of this Amendment and the performance of each of this Amendment and the Loan Agreement, as amended as of the date hereof, are within the corporate power and authority of such Borrower and have been or will be authorized by proper corporate proceedings, and do not (i) require any consent or approval of the stockholders of such Borrower, (ii) contravene any provision of the charter documents or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower, or (iii) contravene any provision of, or constitute an event of default or event which, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument or undertaking binding on such Borrower.
     (b)     This Amendment and the Loan Agreement, as amended as of the date hereof, and all of the terms and provisions hereof and thereof are the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     (c)     Except with respect to filings with the U.S. Securities and Exchange Commission, the execution, delivery and performance of this Amendment, as of the date hereof, do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.
     (d)     Except as set forth on Schedule I hereto, each of the representations and warranties of the Borrowers contained in the Loan Agreement (after giving effect to this Amendment) or in any document or instrument delivered pursuant to or in connection with the Loan Agreement are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and changes occurring in the ordinary course of business which singly or in the aggregate do not create a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date).
     (e)     After giving effect to this Amendment, no Default or Event of Default under the Loan Agreement has occurred and is continuing.

     11.     Ratification, etc.     Except as expressly amended hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. Each Borrower hereby affirms all of its obligations under the Loan Agreement and under each of the other Loan Documents to which it is a party and hereby affirms its absolute and unconditional promise to pay to the Bank the Loans and all other amounts due under the Loan Agreement (as amended hereby) and the other Loan Documents. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.
     12.     Governing Law.     This Amendment and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).
     13.     Delivery By Facsimile Or Other Electronic Transmission.     This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.
     14.     Counterparts.     This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

NATIONAL DENTEX CORPORATION
By:	/s/ Richard F. Becker, Jr.
	Name:	Richard F. Becker, Jr.
	Title:	Executive Vice President and Treasurer

GREEN DENTAL LABORATORIES, INC.,
By:	/s/ Richard F. Becker, Jr.
	Name:	Richard F. Becker, Jr.
	Title:	Assistant Treasurer

KELLER GROUP, INCORPORATED
By:	/s/ Richard F. Becker, Jr.
	Name:	Richard F. Becker, Jr.
	Title:	Assistant Treasurer and Assistant Secretary

KELLER LABORATORIES, INCORPORATED — MIDWEST
By:	/s/ Richard F. Becker, Jr.
	Name:	Richard F. Becker, Jr.
	Title:	Assistant Treasurer and Assistant Secretary

KELLER LABORATORIES, INC. — SOUTHEAST
By:	/s/ Richard F. Becker, Jr.
	Name:	Richard F. Becker, Jr.
	Title:	Assistant Treasurer and Assistant Secretary

BANK OF AMERICA, N.A., as the Bank
By:	/s/ Richard J. MacDonald
	Name:	Richard J. MacDonald
	Title:	Vice President